SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                    Pursuant to Schedule 13 of 15(d) of the
                        Securities Exchange Act of 1934


Date of Report
(Date of earliest event reported):                   September 22, 1995



                       BALTIMORE GAS AND ELECTRIC COMPANY
               (Exact Name of Registrant as Specified in Charter)



MARYLAND                        1-1910                    52-0280210
(State or other jurisdiction    (Commission File          I.R.S. Employer
of incorporation)               Number)                   Identification Number


39 W. Lexington Street
Baltimore, Maryland                                             21201
(Address of Principal Executive Offices)                      (Zip Code)

                                (410) 234-5511
              (Registrant's telephone number, including area code)

Item 5.  Other Events


MERGER AGREEMENT WITH POTOMAC ELECTRIC POWER COMPANY

             Baltimore Gas and Electric Company, a Maryland corporation ("BGE"), Potomac Electric Power Company, a District of Columbia and Virginia corporation ("PEPCO") and RH Acquisition Corp., a Maryland corporation, the outstanding capital stock of which is owned 50% by BGE and 50% by PEPCO (the "Company"), have entered into an Agreement and Plan of Merger, dated as of September 22, 1995 (the "Merger Agreement"), which provides for a strategic business combination involving BGE and PEPCO (the "Transaction"). The Transaction, which was unanimously approved by the Boards of Directors of BGE and PEPCO, is expected to close by the early part of 1997 after all of the conditions to the consummation of the Transaction, including obtaining applicable regulatory approvals, are met or waived.

             The Merger Agreement, the joint press release issued in connection therewith and the related Stock Option Agreements (defined below) are filed as exhibits to this report and are incorporated herein by reference. The descriptions of the Merger Agreement and the Stock Option Agreements set forth herein do not purport to be complete and are qualified in their entirety by the provisions of the Merger Agreement and the Stock Option Agreements, as the case may be.

             Under the terms of the Merger Agreement, BGE and PEPCO will each be merged with and into the Company, with the Company being the surviving corporation. A new name will be selected for the Company in the near future. Each outstanding share of Common Stock, no par value, of BGE shall be converted into a right to receive one share of Common Stock, no par value, of the Company ("Company Common Stock"). Each outstanding share of Common Stock, $1.00 par value, of PEPCO shall be converted into a right to receive 0.997 shares of Company Common Stock. As of August 31, 1995, BGE had 147.5 million common shares outstanding and PEPCO had 118.5 million common shares outstanding. Each outstanding share of each series of BGE Preferred Stock, $100.00 par value, shall be converted into one share of the respective series of preferred stock of the Company ("Company Preferred Stock"), $100 par value, with equal stated value and dividends and like redemption provisions and other terms and conditions. Each outstanding share of each series of BGE Preference Stock, $100.00 par value, shall be converted into a right to receive one share of the respective series of preference stock, $100 par value, of the Company ("Company Preference Stock") with equal stated value and dividends and like redemption and other terms and conditions. Each outstanding share of PEPCO Preferred Stock, $50.00 par value, shall be converted into one share of the respective series of Company Preferred Stock, $50 par value, with equal stated value and dividends and like redemption provisions and other terms and conditions. (See Article II of the Merger Agreement.)

        The Company will adopt BGE's dividend policy. The annual dividend at the expected 1997 closing date is expected to be $1.67 per share of Company Common Stock.

BGE currently pays $1.56 annually per share of common stock and PEPCO currently pays $1.66 annually per share of common stock.

             The Transaction is subject to customary closing conditions, including, without limitation, the receipt of required shareholder approvals of BGE and PEPCO; and the receipt of all necessary governmental approvals and the making of all necessary governmental filings, including approvals of the utility regulators in the District of Columbia, Maryland and certain other states, the approval of the Federal Energy Regulatory Commission and the Nuclear Regulatory Commission, and the filing of the requisite notification with the Federal Trade Commission and the Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the expiration of the applicable waiting periods thereunder. The Transaction is also subject to receipt of opinions of counsel that the Transaction will qualify as a tax-free reorganization, and assurances from the parties' independent accountants that the Transaction will qualify as a pooling of interests for accounting purposes. In addition, the Transaction is conditioned upon the effectiveness of a registration statement to be filed with the Securities and Exchange Commission (the "SEC") with respect to the Company Common Stock, Preferred Stock and Preference Stock to be issued in the Transaction and the approval for listing of such shares on the New York Stock Exchange. (See Article VIII of the Merger Agreement.) Shareholder meetings to vote upon the Transaction are expected to be held in early 1996.

             The Merger Agreement contains certain covenants of the parties pending the consummation of the Transaction. Generally, the parties must carry on their businesses in the ordinary course consistent with past practice, may not increase dividends on common stock beyond specified levels, and may not issue any capital stock beyond certain limits. The Merger Agreement also requires consent from both BGE and PEPCO for either to make, among other things, certain charter and bylaw amendments; capital expenditures, acquisitions, dispositions, or incurrence of indebtedness above specified levels; and certain increases in employee compensation and benefits. (See Article VI of the Merger Agreement.)

             The Merger Agreement provides that, after the effectiveness of the Transaction (the "Effective Time"), the corporate headquarters and principal executive offices of the Company will be located in the Annapolis, Maryland area and the Company will maintain significant operations in the District of Columbia and Baltimore, Maryland. The Company's Board of Directors, which will be divided into three classes, will consist of a total of 16 directors, 9 of whom will be designated by BGE and 7 of whom will be designated by PEPCO. Mr. Edward F. Mitchell, the current Chairman of the Board and Chief Executive Officer ("CEO") of PEPCO, will serve as Chairman of the Company's Board of Directors until one year from the Closing. Mr. Christian H. Poindexter, the current Chairman of the Board and CEO of BGE, will serve as Chief Executive Officer of the Company until the date when Mr. Mitchell ceases to be Chairman of the Board, at which time Mr. Poindexter will assume the additional role of Chairman of the Board. Mr. Edward
A. Crooke, the current President of BGE, will serve as Vice Chairman of the Company from the Effective Time and Chairman of the Board of the Company's diversified business subsidiaries. Mr. John M. Derrick, Jr., the current President of PEPCO, will serve as President and Chief Operating
Officer of the Company from the Effective Time. (See Article VII of the Merger Agreement.)

             The  Merger   Agreement  may  be   terminated   under  certain
circumstances, listed below. Where indicated, termination results in the payment of expenses and termination fees in the amounts listed below as liquidated damages; provided that the liquidated damages, when added to the aggregate amount which could be payable by BGE or PEPCO upon a required purchase of the options granted pursuant to the Stock Option Agreements (defined below), may not exceed $125 million in the aggregate. (See Article IX of the Merger Agreement). Such circumstances include (1) by mutual consent of the parties (no liquidated damages); (2) by any party if the Transaction is not consummated by March 31, 1997 (provided, however, that such termination date shall be extended to March 31, 1998 if all conditions to closing the Transaction, other than the receipt of certain statutory approvals by any of the parties, have been satisfied by March 31, 1997 (no liquidated damages)); (3) by any party if BGE's or PEPCO's shareholders vote against the Transaction ($85 million liquidated damages if the vote follows a third-party offer of the type described below in clause (7) that has not been rejected by the target and its Board and withdrawn by the third party; otherwise no liquidated damages); (4) by any party if any state or federal law or court order prohibits the Transaction (no liquidated damages);
(5) by a non-breaching party if there exists a material breach of any material representation or warranty contained in the Merger Agreement, or any material breach of any covenant or agreement, and such breach is not cured within twenty
(20) days after notice ($10 million liquidated damages); (6) by either party if the Board of Directors of the other party shall withdraw or adversely modify its approval or recommendation of the Transaction ($85 million liquidated damages); or (7) by either party, under certain circumstances, as a result of a third-party tender offer or business combination proposal which such party's board of directors determines in good faith that their fiduciary duties requires be accepted, after the other party has first been given an opportunity to make adjustments in the terms of the Merger Agreement so as to enable the Transaction to proceed ($85 million liquidated damages). (See Article IX of the Merger Agreement.)

             Concurrently with the Merger Agreement, the parties have entered into reciprocal Stock option agreements (the "Stock Option Agreements") each granting the other an irrevocable option to purchase up to that number of shares of common stock of the other company which equals 19.9% of the number of shares of common stock of the other company outstanding as of August 31, 1995 at an exercise price of $25.925 per share, in the case of BGE common stock, or $21.225 per share, in the case of PEPCO common stock, under certain circumstances if the Merger Agreement becomes terminable by one party as a result of the other party's breach or as a result of the other party becoming the subject of a third-party proposal for a business combination. Any party whose option becomes exercisable (the "Exercising party") may require the other party to repurchase from it all or any portion of the Exercising party's option at the price specified in the Stock Option Agreements. (See the Stock Option Agreements.)

             A preliminary estimate indicates that the Transaction will result in net savings of approximately $1.3 billion in costs over 10 years.

BGE's RATINGS REAFFIRMED

             BGE received reaffirmation of its securities ratings following announcement of the merger as follows:


========================================================================================================================
                                            Standard                    Moody's
                                             & Poors                   Investors                  Duff & Phelps
                                          Rating Group                  Service                 Credit Rating Co.
- ------------------------------------------------------------------------------------------------------------------------
Senior Secured Debt                       Single-A-Plus                   A1                     AA-
(First Mortgage Bonds)
- ----------------------------------------------------------------------------------------------------------
Unsecured Debt                              Single-A                      A2                     A+
- ------------------------------------------------------------------------------------------------------------------------
Preference                                  Single-A                      a2                     A
- ------------------------------------------------------------------------------------------------------------------------
Preferred                                   Single-A                      a1                     A+
========================================================================================================================



             Communications issued by each agency are included as exhibits to this report.

Item 7.  Financial Statements and Exhibits.


         (c) Exhibits.


===========================================================================
       EXHIBIT NO.         DESCRIPTION OF EXHIBIT
- ----------------------------------------------------------------------------
         (2)-1 Agreement and Plan of Merger dated as of September 22, 1995, by and among Baltimore Gas and Electric Company, Potomac Electric Power Company, and RH Acquisition Corp.
- ----------------------------------------------------------------------------
         (2)-2        BGE Stock Option  Agreement dated as of September 22,
                      1995,  by  and  among   Baltimore  Gas  and  Electric
                      Company, Potomac Electric Power
                      Company.
- ----------------------------------------------------------------------------
         (2)-3 PEPCO Stock Option Agreement dated as of September 22, 1995, by and among Baltimore Gas and Electric Company, Potomac Electric Power Company.
- ----------------------------------------------------------------------------
         (99)-1 Joint Press Release, dated September 25, 1995 of Baltimore Gas and Electric Company and
                      Potomac Electric Power Company.
============================================================================

             The registrant agrees to furnish supplementally any omitted exhibits or schedules to the Commission upon request.

                                   SIGNATURES


             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.


                                       BALTIMORE GAS AND ELECTRIC COMPANY

                                                (Registrant)



                                            By: /s/CHARLES W. SHIVERY
                                                Charles W. Shivery
                                                Vice President and
                                                Chief Financial Officer


Dated: September 27, 1995